Exhibit 23.4

CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Implant Sciences Corporation of our report dated January 14, 2005, relating to the financial statements of Accurel Systems, International which appears in Implant Sciences Corporation’s Form 8-K filed on April 13, 2005. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ Ireland San Filippo, LLP

San Jose, California
October 27, 2006